Exhibit 5.4

September 29, 2010

Duke Energy Ohio, Inc.

139 East Fourth St.

Cincinnati, OH 45202

Ladies and Gentlemen:

We have acted as counsel to Duke Energy Ohio, Inc., an Ohio corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of an unspecified number or amount of unsecured debt securities and first mortgage bonds of the Company (the “Securities”) having an unspecified aggregate initial offering price. The offering of the Securities will be made as set forth in the prospectus contained in the Registration Statement, as supplemented by one or more supplements to the prospectus.

For purposes of this opinion, we have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as we have deemed relevant. We have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, agreements, instruments and certificates we have reviewed.

Based on the foregoing, it is our opinion that when the terms of each specific series of Securities have been established in accordance with the Debenture Indenture dated May 15, 1995 between the Company and The Bank of New York Mellon Trust Company, N.A., as debenture trustee (the “Debenture Indenture”), and/or the first mortgage dated as of August 1, 1936 between the Company and The Bank of New York Mellon Trust Company, N.A., as first mortgage trustee, as amended and restated in its entirety by the Fortieth Supplemental Indenture dated as of March 23, 2009 (the “Mortgage”), and any supplemental indenture to either the Debenture Indenture or the Mortgage, and duly approved and authorized (including any necessary regulatory approvals), and the Securities of each such series have been duly executed by the Company and authenticated as provided in the Debenture Indenture and/or the Mortgage and any supplemental indenture to either the Debenture Indenture or the Mortgage, and duly paid for and delivered in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such series, the Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such validity or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

We express no opinion other than as to the federal laws of the United States of America and the laws of the States of New York and Ohio. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,

/s/ Taft Stettinius & Hollister LLP

Taft Stettinius & Hollister LLP